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                                                                     EXHIBIT 3.1


                             AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                    QWEST COMMUNICATIONS INTERNATIONAL INC.

         Qwest Communications International Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), hereby certifies as follows:

    1.   The name of the Corporation is Qwest Communications International Inc.

    2. The date of filing of the Corporation's original Certificate of Incorporation with the Secretary of State of Delaware was February 18, 1997.

    3. The Board of Directors of the Corporation, by unanimous written consent dated May 23, 1997, duly adopted resolutions, in accordance with Section 141(f) of the General Corporation Law of the State of Delaware, approving this Amended and Restated Certificate of Incorporation, and declaring the same to be advisable.

    4. The holder of one-hundred percent (100%) of the outstanding shares of the common stock of the Corporation entitled to vote, acting by means of written consent pursuant to Section 228(a) of the General Corporation Law of the State of Delaware, on May 23, 1997 duly adopted and approved this Amended and Restated Certificate of Incorporation, including the following amendment set forth herein:

         FOURTH:    (a) Authorized Shares.  The total number of shares of stock
                        -----------------
         that the Corporation shall have authority to issue is 425,000,000 shares, divided into the following classes: (i) 400,000,000 shares of common stock, par value $.01 per share ("Common Stock") and (ii) 25,000,000 shares of preferred stock, par value $.01 per share ("Preferred Stock").

    5. This Amended and Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.

    6. The text of the Certificate of Incorporation of the Corporation is hereby amended and restated to read as herein set forth in full:

         FIRST:    The name of the corporation is Qwest Communications
International Inc. (the "Corporation").
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         SECOND:   The address of the Corporation's registered office in the
State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle 19801. The name of its registered agent at such address is The Corporation Trust Company.

         THIRD:    The nature of the business or purposes to be conducted or
promoted is to engage in any lawful act or activities for which corporations may be organized under the General Corporation Law of the State of Delaware.

         FOURTH:   (a) Authorized Shares.  The total number of shares of stock
                       -----------------
that the Corporation shall have authority to issue is 425,000,000 shares, divided into the following classes: (i) 400,000,000 shares of common stock, par value $.01 per share ("Common Stock") and (ii) 25,000,000 shares of preferred stock, par value $.01 per share ("Preferred Stock").

         (b) Common Stock. Each holder of Common Stock shall be entitled to one
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vote for each share of such stock held, on all matters presented to stockholders. Cumulative voting shall not be allowed in the election of directors or for any other purpose.

         (c) Preferred Stock.  The Board of Directors is authorized, subject to
             ---------------
any limitations prescribed by law, to provide from time to time for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish the characteristics of each series, including the following:

             (i) the number of shares of that series, which may subsequently be increased or decreased (but not below the number of shares of that series then outstanding) by resolution of the Board of Directors, and the distinctive designation thereof;

             (ii) the voting powers, full or limited, if any, of the shares of that series and the number of votes per share;

             (iii) the rights in respect of dividends on the shares of that series, whether dividends shall be cumulative and, if so, from which date or dates and the relative rights or priority, if any, of payment of dividends on shares of that series and any limitations, restrictions or conditions on the payment of dividends;

             (iv) the relative amounts, and the relative rights or priority, if any, of payment in respect of shares of that series, which the

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             holders of the shares of that series shall be entitled to receive upon any liquidation, dissolution or winding up of the Corporation;

             (v) the terms and conditions (including the price or prices, which may vary under different conditions and at different redemption dates), if any, upon which all or any part of the shares of that series may be redeemed, and any limitations, restrictions or conditions on such redemption;

             (vi) the terms, if any, of any purchase, retirement or sinking fund to be provided for the shares of that series;

             (vii) the terms, if any, upon which the shares of that series shall be convertible into or exchangeable for shares of any other class, classes or series, or other securities, whether or not issued by the Corporation;

             (viii) the restrictions, limitations and conditions, if any, upon issuance of indebtedness of the Corporation so long as any shares of that series are outstanding; and

             (ix) any other preferences and relative, participating, optional or other rights and limitations not inconsistent with law, this ARTICLE FOURTH or any resolution of the Board of Directors pursuant to this ARTICLE FOURTH.

    (d) Foreign Ownership.  (i) Notwithstanding any other provision of this
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Certificate and for so long as Section 310 of the Communications Act of 1934, as amended, or any successor provision of law ("Section 310") remains in effect, the provisions of paragraph (d) of this ARTICLE FOURTH shall apply. For purposes of such paragraph (d), "Alien" shall mean "aliens," "their representatives," "a foreign government or representatives thereof" or "any corporation organized under the laws of a foreign country" as such terms are used in Section 310(b)(4) of the Communications Act of 1934, as amended, or any successor provision of law.

        (ii) The Corporation may by written notice require a holder of record of capital stock of the Corporation or any person that the Corporation knows

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to have, or has reasonable cause to believe has, beneficial ownership of capital stock to certify that, to their knowledge:

            (x) No shares of capital stock as to which they have record ownership or beneficial ownership are beneficially owned by Aliens; or

            (y) The number and class or series of shares of capital stock owned of record or beneficially owned by them that are owned of record or beneficially owned by persons that are Aliens are as set forth in such certificate.

     (iii) With respect to any capital stock identified in response to clause (ii) above, the Corporation may require the notified person to provide such further information as the Corporation may reasonably require to implement the provisions of this ARTICLE FOURTH.

     (iv) For purposes of applying paragraph (d) of this ARTICLE FOURTH with respect to any capital stock, if any person fails to provide the certificate or other information to which the Corporation is entitled under clause (ii) or
(iii), the Corporation, in its sole discretion may presume that the shares of capital stock in question are, or are not, beneficially owned by Aliens.

     FIFTH:    No shareholder of the Corporation shall have any preemptive or similar right to acquire or subscribe for any additional unissued shares of stock, or other securities of any class, or rights, warrants or options to purchase stock or scrip, or securities of any kind convertible into stock or carrying stock purchase warrants or privileges.

     SIXTH:    To the fullest extent permitted by the General Corporation
Law of the State of Delaware, as the same exists or may hereafter be amended, a director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this ARTICLE SIXTH by the stockholders of the corporation shall be prospective only and shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

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         SEVENTH:  Each person who is or was a director or officer of the
Corporation, and each such person who is or was serving at the request of the Corporation as a director or officer of another corporation, or in a similar capacity of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by the Corporation (including the heirs, executors, administrators and estate of such person), shall be indemnified by the Corporation, in accordance with the procedures specified in the Bylaws of the Corporation, to the fullest extent permitted from time to time by the General Corporation Law of the State of Delaware. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this ARTICLE SEVENTH with respect to the indemnification and advancement of expenses of directors and officers of the Corporation. Without limiting the generality of the foregoing, the Corporation may enter into one or more agreements with any person that provide for indemnification and advancement of expenses greater or different than that provided in this ARTICLE SEVENTH. No amendment or repeal of this ARTICLE SEVENTH shall adversely affect any right or protection existing under or pursuant to this ARTICLE SEVENTH immediately before the amendment or repeal.

         EIGHTH:   Except as otherwise required by law or provided in the Bylaws of the Corporation, and subject to the rights of the holders of any class or series of shares issued by the Corporation having a preference over the Common Stock as to dividends or upon liquidation to elect directors in certain circumstances, special meetings of the stockholders of the Corporation may be called only by the Board of Directors pursuant to a resolution approved by the affirmative vote of not less than a majority of the directors then in office or by holders of not less than 25 percent of the votes of the outstanding shares of stock of the Corporation entitled to vote generally in the election of directors voting together as a single class.

         NINTH:    The Board of Directors shall have the power to adopt, alter, amend or repeal the Bylaws of the Corporation by vote of not less than a majority of the directors then in office.

         TENTH:    Elections of directors need not be by written ballot unless the Bylaws of the Corporation so provide.

                         ***[Signature page follows]***

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IN WITNESS WHEREOF, the Corporation has caused its official seal to be affixed hereto and this Amended and Restated Certificate of Incorporation to be signed by its Chairman and attested to by its Secretary, duly authorized to certify on behalf of the Corporation as to the veracity of the facts set forth herein, on this 10th day of June, 1997.


              QWEST COMMUNICATIONS INTERNATIONAL INC.


              /s/ Philip F. Anschutz
              ---------------------------
              Mr. Philip F. Anschutz
              Chairman of the Board


[SEAL]


Attest:  /s/ Linnea M. Simons, Esq.
         --------------------------
         Linnea M. Simons, Esq.
         Secretary

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